UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2012

Accenture plc

(Exact name of Registrant as specified in its charter)

Ireland	001-34448	98-0627530
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Grand Canal Square,

Grand Canal Harbour,

Dublin 2, Ireland

(Address of principal executive offices)

Registrant’s telephone number, including area code: (353) (1) 646-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On February 9, 2012, Accenture plc (“Accenture”) held its 2012 annual general meeting of shareholders (the “Annual Meeting”) as described in Accenture’s definitive proxy statement for the Annual Meeting filed on December 19, 2011. A quorum was present at the meeting as required by Accenture’s articles of association. The immediately following chart sets forth the number of votes cast for and against, and the number of abstention votes and broker non-votes, with respect to each matter voted upon by the shareholders:

	For	Against	Abstained	Broker Non-Votes
1. Acceptance, in a non-binding vote, of the financial statements for the twelve month period ended August 31, 2011 as presented	580,348,625	211,316	2,666,864	359

2. Re-appointment of the following directors:
Dina Dublon	525,313,778	3,484,555	952,459	53,476,372
William D. Green	524,452,356	4,789,437	508,764	53,476,607
Nobuyuki Idei	521,966,397	6,613,096	1,171,061	53,476,610
Marjorie Magner	526,886,364	1,606,633	1,257,557	53,476,610

3. Ratification, in a non-binding vote, of the appointment of KPMG as independent auditors for a term expiring at Accenture’s 2013 annual general meeting of shareholders and authorization, in a binding vote, of the Board of Directors of Accenture (the “Board”), acting through the Audit Committee, to determine KPMG’s remuneration	581,150,512	1,613,361	463,291	0

4. Approval, in a non-binding vote, of the compensation of the named executive officers	491,082,603	36,082,899	2,585,545	53,476,117

5. Approval of amendments to Accenture’s articles of association to provide for the phased-in declassification of the Board, beginning in 2013	579,132,610	2,007,251	2,086,890	413

6. Authorization to hold the 2013 annual general meeting of shareholders of Accenture at a location outside of Ireland	579,547,929	3,206,108	473,127	0

7. Authorization of Accenture to make open-market purchases of Accenture Class A ordinary shares	576,905,132	5,849,402	472,630	0

8. Determination of the price range at which Accenture can re-issue shares that it acquires as treasury stock	575,018,664	7,385,695	822,805	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 9, 2012	ACCENTURE PLC

	By:	/s/ Julie S. Sweet
	Name:	Julie S. Sweet
	Title:	General Counsel, Secretary & Chief Compliance Officer